Exhibit 10.1




                                COMPANY AGREEMENT


                                       OF


                            Canyon Ferry Capital LLC




                        A TEXAS LIMITED LIABILITY COMPANY

                        EFFECTIVE AS OF DECEMBER __, 2006




THE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACTS. SUCH INTERESTS ARE BEING ACQUIRED FOR INVESTMENT ONLY, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED WITH RESPECT TO THE PROPOSED DISPOSITION THEREOF AND THAT SUCH DISPOSITION WILL NOT CAUSE THE LOSS OF THE EXEMPTION UPON WHICH THE ISSUER RELIED IN SELLING THESE MEMBERSHIP INTERESTS TO THE ORIGINAL PURCHASER THEREOF.

THE MEMBERSHIP INTERESTS AND THE TRANSFER THEREOF ARE SUBJECT TO QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS SET FORTH IN THIS COMPANY AGREEMENT, AND THE
MEMBERSHIP INTERESTS SHALL NOT BE TRANSFERRED UPON THE BOOKS OF THE COMPANY UNTIL THE TERMS AND CONDITIONS OF THIS AGREEMENT HAVE BEEN FULLY COMPLIED WITH.




Company Agreement Canyon Ferry Capital LLC
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                                TABLE OF CONTENTS


ARTICLE I.  FORMATION..........................................................1

   1.1.    FORMATION...........................................................1
   1.2.    PRINCIPAL PLACE OF BUSINESS.........................................1
   1.3.    REGISTERED AGENT OFFICE.............................................1
   1.4.    TERM................................................................1
   1.5.    PURPOSE.............................................................1

ARTICLE II.  RIGHTS AND DUTIES OF MANAGERS.....................................1

   2.1.    MANAGEMENT OF COMPANY VESTED IN THE MANAGERS........................1
   2.2.    CERTAIN POWERS OF MANAGERS..........................................2
   2.3.    LIABILITY FOR CERTAIN ACTS..........................................2
   2.4.    MEMBERS AND MANAGERS HAVE NO EXCLUSIVE DUTY TO COMPANY..............2
   2.5.    AUTHORITY OF MANAGERS TO DEAL WITH AFFILIATES.......................3
   2.6.    NUMBER OF MANAGERS..................................................3
   2.7.    COMPENSATION AND FEES...............................................3

ARTICLE III.  RIGHTS AND OBLIGATIONS OF MEMBERS................................3

   3.1.    LIMITATION OF MEMBERS' LIABILITIES..................................3
   3.2.    NO CONTROL OF BUSINESS OR RIGHT TO ACT FOR COMPANY..................3
   3.3.    PRIORITY AND RETURN OF CAPITAL......................................3
   3.4.    MEETINGS OF THE COMPANY; VOTING RIGHTS..............................4
   3.5.    POWERS RESERVED TO THE MEMBERS......................................4

ARTICLE IV.  COMPANY BOOKS AND RECORDS; AMENDMENT OF AGREEMENT;
             POWER OF ATTORNEY.................................................5

   4.1.    AMENDMENT OF AGREEMENT..............................................5
   4.2.    BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS...............5

ARTICLE V.  CONTRIBUTIONS TO THE COMPANY; CAPITAL ACCOUNTS;
            SECURITIES MATTERS.................................................7

   5.1.    INITIAL CAPITAL CONTRIBUTIONS.......................................7
   5.2.    ADDITIONAL CONTRIBUTIONS; ADDITIONAL UNITS; PREEMPTIVE RIGHTS.......7
   5.3.    FAILURE TO CONTRIBUTE ADDITIONAL CONTRIBUTIONS......................7
   5.4.    CAPITAL ACCOUNTS....................................................7
   5.5.    SECURITIES MATTERS..................................................8

ARTICLE VI.  ALLOCATIONS, DISTRIBUTIONS........................................8

   6.1.    ALLOCATIONS OF PROFITS AND LOSSES...................................8
   6.2.    SPECIAL ALLOCATIONS.................................................8
   6.3.    DISTRIBUTIONS......................................................10

ARTICLE VII.  TRANSFERABILITY.................................................11

   7.1.    GENERAL............................................................11
   7.2.    TRANSFERS NOT REQUIRING PRIOR CONSENT..............................11
   7.3.    VOLUNTARY TRANSFER PROCEDURE.......................................11
   7.4.    PURCHASE PRICE.....................................................12
   7.5.    REMEDIES...........................................................13
   7.6.    EFFECT OF TRANSFER OF INTEREST.....................................13

ARTICLE VIII.  ADMISSION AND WITHDRAWAL OF MEMBERS............................13

   8.1.    ADMISSION OF MEMBERS...............................................13
   8.2.    WITHDRAWAL OF MEMBERS..............................................14

ARTICLE IX.  WINDING UP AND TERMINATION.......................................14

Company Agreement Canyon Ferry Capital LLC

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   9.1.    EVENTS REQUIRING WINDING UP........................................14
   9.2.    WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS.................14
   9.3     RETURN OF CONTRIBUTION NONRECOURSE TO MEMBERS......................15

ARTICLE X.  MISCELLANEOUS.....................................................15

   10.1.   NOTICE.............................................................15

   10.2.   WAIVER OF NOTICE...................................................15

   10.3.   AUTHORITY TO BIND THE COMPANY......................................15

   10.4.   WAIVER OF ACTION FOR PARTITION.....................................15

   10.5.   INDEMNIFICATION BY COMPANY.........................................15

   10.6.   CONSTRUCTION.......................................................16

   10.7.   ARTICLES AND OTHER HEADINGS........................................16

   10.8.   SEVERABILITY.......................................................16

   10.9.   APPLICATION OF TEXAS LAW...........................................16

   10.10.  DISREGARDED ENTITY TAX TREATMENT INTENDED IF ONE MEMBER............16

   10.11.  PARTNERSHIP TAX TREATMENT INTENDED IF MORE THAN ONE MEMBER;
           TAX ADMINISTRATIVE MATTERS.........................................16

   10.12.  NO PARTNERSHIP INTENDED FOR NON-TAX PURPOSES.......................16

   10.13.  EXPENSES...........................................................17


CERTIFICATION.................................................................18


EXHIBIT A         MEMBER CAPITAL CONTRIBUTIONS................................21
---------         ----------------------------


EXHIBIT B        SERVICING CONTRACT...........................................23
---------        ------------------

Company Agreement Canyon Ferry Capital LLC

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This Company  Agreement  of CANYON FERRY  CAPITAL LLC is adopted by the Managers and the undersigned Members, for the purpose of forming and operating CANYON FERRY CAPITAL LLC as a Texas limited liability company, and the undersigned Managers and Members do each mutually acknowledge and agree as follows:


                                   DEFINITIONS

     The following terms used in this Company Agreement shall have the following meanings unless otherwise expressly provided herein:

          (i) "Agreement" shall mean this Company Agreement, as originally executed, and as amended from time to time in writing, including all exhibits and schedules hereto, which concerns the conduct of the business of the Company.

          (ii) "Capital Account" shall mean the Capital Account maintained for each Member in accordance with Section 5.4.

          (iii) "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made.

          (iv) "Certificate of Formation" shall mean the Certificate of Formation filed with the Texas Secretary of State for the purpose of organizing the Company, as the same may be amended or restated from time to time.

          (v) "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

          (vi) "Company" shall mean Canyon Ferry Capital LLC, the Company organized pursuant to the Certificate of Formation and this Agreement.

          (vii) "Deficit Capital Account" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

               (a) credit to such Capital Account any amount which such Member is obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in company minimum gain (as determined in accordance with Section 1.704-2(d) of the Treasury Regulations) and in the minimum gain attributable to any member nonrecourse debt (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

               (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

Company Agreement Canyon Ferry Capital LLC
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This definition of Deficit Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and 1.704-2, and will be interpreted consistently with those provisions.

          (viii) "Distributable Cash" shall mean all cash, revenues and funds received by the Company from Company operations, including from the sale of any asset to the extent not reinvested in replacement assets, less the sum of the following to the extent paid or set aside by the Company: (a) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (b) all cash expenditures incurred incident to the purchase or sale of any asset and the normal operation of the Company's business; (c) reimbursement of expenses and payment of compensation to any Manager; and (d) such Reserves as the Managers deem reasonably necessary to the proper operation of the Company's business.

          (ix) "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association.

          (x) "Fair Market Value" shall mean, on the date such Fair Market Value is to be determined, the excess of the value of all of the Company's assets minus all of the Company's liabilities. For purposes of determining Fair Market Value, (a) no value shall be placed on the goodwill or name of the Company or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company's accounting records, (b) there shall be taken into consideration any related items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase securities pursuant to agreements entered into on or prior to the valuation date, (c) determination of value of any publicly-traded security or bond, shall be the most recent closing sale price quoted for such security on the exchange on which it is traded, (d) determination of the value of other securities shall be based on all relevant factors, including without limitation, type of security, marketability, restrictions on disposition, and current financial position and operating results, (e) the value of real estate shall be deemed to be the most recent fair market value of such real estate as determined by a real estate appraiser selected by the Managers; and (f) as to the liabilities and any other assets of the Company, the book value carried on the books of the Company in accordance with Generally Accepted Accounting Principles, consistent with the Company's past practice.

          (xi) "Fiscal Year" shall mean the Company's fiscal year, which shall end on December 31, of each year.

          (xii)   "Initial   Capital   Contribution"   shall  mean  the  initial
     contribution to the capital of the Company pursuant to this Agreement.

          (xiii) "Invested Capital" means, at any point in time, for any Member, the excess of (i) the aggregate amount of cash Capital Contributions contributed to the Company by such Member over (ii) the aggregate amount distributed (or deemed distributed) to such Member pursuant to Section 6.3(a)(2).

Company Agreement Canyon Ferry Capital LLC
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          (xiv) "Investor Group" shall mean, collectively, GSSF Master Fund, LP,
     Hoak Private Equities 1, LP, C. A. Vose 1971 Trust fbo Lisa Vose Combs, 1991 Investment Company, and Federated North Texas, L.P. (or their respective assigns).

          (xv)  "Manager"  and  "Managers".  As used in this  Agreement the term
     "Manager" shall mean each individual Manager of the Company. The term "Managers" shall refer, collectively, to all of the Managers of the Company. The Company shall at all times have three (3) Managers. The Members and the Company shall take all action within their respective power, including, without limitation, the voting of Units, required to cause the election of: (a) at all times during the period in which the Servicing Contract is in force and effect, (i) two (2) Managers designated by Mortgage Assistance Corp., a Texas corporation ("MAC"), who shall initially be Dan Barnett and Fred Brown, and (ii) one (1) Manager designated by the Investor Group, who shall initially be Charles Warltier; or (b) at all times after the date that the Servicing Contract expires or is otherwise terminated, (i) two (2) Managers designated by the Investor Group, and (ii) one (1) Manager designated by MAC. The Members of the Company hereby elect and appoint Dan Barnett, Fred Brown and Charles Warltier as Managers of the Company, each to serve as such until his successor is elected or appointed in accordance with this Agreement or, if earlier, until his death, resignation, or removal from office in accordance with this Agreement. In the event that any Manager (a "Withdrawing Manager") designated by MAC or the Investor Group is unable to serve, or once having commenced to serve, is removed or withdraws as a Manager, such Withdrawing Manager's replacement (the "Substitute Manager") shall be designated by MAC or the Investor Group, as applicable. The Company and each of the Members agree to take all action within their respective power to cause the election of such designated Substitute Manager, including, without limitation (A) the voting of Units to cause the election of such Substitute Manager as soon as practicable following his designation, and
     (B) the instructing of the Manager(s) it had previously designated to serve as a Manager, as the first order of business at the first meeting thereof after such Substitute Manager has been so designated, to vote to seat such designated Substitute Manager as a Manager in place of the Withdrawing Manager. In the event MAC or the Investor Group fails to designate a Manager as permitted in this definition, such Manager seat shall remain vacant.

          (xvi) "Member" shall mean any person that signs in person or by an attorney-in-fact, or otherwise is a party to the Agreement at the time that the Company is formed and is identified as a Member in the Agreement and any Person who is subsequently admitted as a Member in the Company in accordance with the Texas Act and the Agreement, until such time as such Person withdraws, is removed, or is otherwise no longer a Member of the Company.

          (xvii) "Membership Interest" shall mean a Member's entire interest in the Company, including such Member's right to participate in the decisions of the Members, as reflected by the ratio of such Member's Units to the aggregate of the Units of all Members.

          (xviii) "Net Profits" and "Net Losses" shall mean the income, gain, loss, deductions and credits of the Company in the aggregate or separately stated, as appropriate, determined under the Company's adopted method of accounting at the close of each Fiscal Year.

          (xix) "Offer" shall have the meaning  ascribed to such term in Section
     7.3 hereof.

Company Agreement Canyon Ferry Capital LLC
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          (xx) "Offered  Interest" shall have the meaning  ascribed to such term in Section 7.3 hereof.

          (xxi) "Percentage of Interest" means, for a Member, the percentage equivalent of a fraction, the numerator of which is the number of Units owned by such Member and the denominator of which is the total number of Units owned by all Members.

          (xxii) "Persons" shall mean any individuals, partnerships, limited liability companies, corporations, trusts, business trusts, real estate investment trusts, estates and other associations or business entities.

          (xxiii) "Priority Return" means, at any point in time, for any Member, that amount which, when considered together with all amounts previously distributed (or deemed distributed) to such Member pursuant to Section 6.3(a)(1), will result in such Member having received a cumulative return, calculated at the rate of interest equal to nine percent (9%) per annum, compounded annually, on such Member's weighted average Invested Capital.

          (xxiv) "Reserves" shall mean, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Managers for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

          (xxv) "Securities Acts" shall mean the Securities Act of 1933 or any other applicable state securities laws.

          (xxvi) "Selling Member" shall mean any Member who sells, assigns, or otherwise transfers for consideration, all or any portion of a Membership Interest.

          (xxvii)  "Servicing   Contract"  shall  mean  that  certain  Servicing
     Contract between the Company and MAC in the form of Exhibit B, attached hereto and incorporated herein by this reference.

          (xxviii) "Texas Act" shall mean the Texas Limited Liability Company Law, part of the Texas Business Organizations Code, as amended.

          (xxix) A "Transfer" of all or any part of a Membership Interest means any type of disposition of any right, title or interest whatsoever in such Membership Interest, voluntarily or involuntarily, directly or indirectly, including without limitation any sale, exchange, assignment, encumbrance, grant of security interest, pledge, hypothecation, gift, transfer by trust, transfer by will or intestate succession, or other disposition whatsoever.

          (xxx) "Transferring Person" shall have the meaning ascribed to such term in Section 7.3.

Company Agreement Canyon Ferry Capital LLC
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          (xxxi) "Treasury  Regulations" shall mean the proposed,  temporary and final regulations promulgated under the Code in effect as of the date of filing the Certificate of Formation and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

          (xxxii) "Units" shall mean equity ownership in the Company represented by membership units ("Units"). The Company may issue such total number of Units as the Managers shall determine, and may issue partial Units.


                              ARTICLE I. FORMATION

     1.1. Formation. On September 13, 2006, the Company was organized as a Texas limited liability company by execution and delivery of Certificate of Formation to the Texas Secretary of State in accordance with the Texas Act.

     1.2. Principal Place Of Business. The principal place of business of the Company shall be located at 2614 Main Street, Dallas, Texas 75226. The Company at any time may change the location of such principal office and may have such other offices, either within or without the State of Texas, as the Managers may designate or as the business of the Company may require.

     1.3. Registered Agent Office. The initial registered agent of the Company is MAC and the address of the initial registered agent office of the Company is 2614 Main Street, Dallas, Texas 75226. The registered agent office and the registered agent may be changed from time to time by the Managers by filing the prescribed form with the Texas Secretary of State.

     1.4. Term. The existence of the Company shall be perpetual, unless terminated or dissolved as set forth herein.

     1.5. Purpose. The Company may conduct or promote any lawful businesses or purposes for which limited liability companies may be organized under the Texas Act. The Company shall possess and may exercise all the powers and privileges necessary or convenient to the conduct, promotion, or attainment of the businesses or purposes of the Company.


                    ARTICLE II. RIGHTS AND DUTIES OF MANAGERS

     2.1. Management of Company Vested in the Managers. The business and affairs of the Company shall be managed by the Managers. The consent of a majority in number of the Managers then-serving shall be the act of the Managers. The Managers shall direct, manage and control the business of the Company to the best of their ability. Except for situations in which the approval of the Members is expressly required herein and as specifically provided in Section 3.5, the Managers shall have full and complete authority, power and discretion to: (i) manage and control the business, affairs and property of the Company;
(ii) make all decisions regarding the business, affairs and property of the Company; and (iii) perform any and all other acts incident to the management of

Company Agreement Canyon Ferry Capital LLC
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the Company's  business subject to the provisions of this Agreement.  Subject to the limitations in the preceding sentence, the right, power, and authority of the Managers pursuant to this Agreement shall be liberally construed to encompass all acts and activities in which a Company may engage under the Texas Act. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Manager(s) of the Company who are designated by the Investor Group shall have the sole and exclusive right and duty to act on behalf of the Company in connection with any matter relating to the Servicing Contract, including, without limitation, exercising any right (including the right to terminate the Servicing Contract in accordance with its terms) or remedy accruing to the Company under the Servicing Contract.

     2.2. Certain Powers of Managers. Without limiting the generality of the provisions set forth in Section 2.1 above, the Managers shall have the power to act on behalf of the Company:

          (a) To enter into and execute, on behalf of the Company, all agreements, contracts, instruments and related documents in connection with the Company's business, on such terms as the Managers, in their reasonable discretion, deem to be in the best interests of the Company.

          (b) To carry out the business of the Company.

          (c) To acquire and enter into, on behalf of the Company, any contract of insurance, which the Managers reasonably deem necessary and proper for the protection of the Company, for the conservation of its property, or for any purpose beneficial to the Company.

          (d) To employ persons (including affiliates of any Manager, subject to the restrictions on compensation to such affiliates set forth in this Agreement) in the operation of the Company, on such terms and for such compensation as the Managers shall reasonably determine.

          (e) To employ attorneys, accountants, consultants, brokers, and other outside entities or individuals (including affiliates of any Manager, subject to the restrictions on compensation to such affiliates set forth in this Agreement) on behalf of the Company.

          (f) To pay, collect, compromise, arbitrate, resort to legal action for or otherwise adjust claims or demands of or against the Company.

          (g) To sell assets to another investor as well as maintain servicing and/or obtain other incentives as deemed in the best interest of the company.

     2.3. Liability for Certain Acts. Each Manager shall perform his duties as a Manager in good faith, in a manner reasonably believed to be in the best interest of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. If any Manager so performs the duties as a Manager, he shall not have any liability by reason of being or having been a Manager. No Manager shall be liable to the Company or to any

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

Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct or a wrongful taking by such Manager.

     2.4. Members and Managers Have No Exclusive Duty to Company. The Managers, and affiliates of the Managers, shall not be required to manage the Company as their sole and exclusive function and each Member and Manager and their affiliates may have other business interests and may engage in other activities in addition to those relating to the Company, including business interests or other activities that directly compete with the business of the Company.

     2.5. Authority of Managers to Deal with Affiliates. The Managers may, on behalf of the Company, contract with any person, firm or corporation, including, without limitation, any of the Members, any entity in which any of the Members or any Manager has a direct or indirect interest and any affiliated or related corporation or other entity, for the performance of any and all services which may at any time be necessary, proper, convenient or advisable to carry on the business of the Company; provided that any such transaction shall be effected only on terms competitive with those that may be obtained from unaffiliated persons. Any goods or services provided by affiliates to the Company shall be pursuant to a written contract which sets forth the goods and services to be provided and the compensation to be paid.

     2.6. Number of Managers. The Members by unanimous vote may increase or decrease (but not below one (1)) the number of Managers constituting all of the Managers of the Company.

     2.7. Compensation and Fees. Each Manager shall be reimbursed by the Company for all approved out of pocket expenses incurred by such Manager in furtherance of performing his obligations to the Company as Manager. Except as specifically provided in the Servicing Contract, no Manager shall receive any compensation other than reimbursement of out-of-pocket expenses incurred by such Manager in furtherance of the business of the Company. No Manager shall receive any additional compensation except as the Members shall decide.

                 ARTICLE III. RIGHTS AND OBLIGATIONS OF MEMBERS

     3.1. Limitation of Members' Liabilities. Based on the Texas Act, a Member shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company or the Managers, and such Member's liability shall be limited solely to the amount of its Capital Contributions, whether or not returned to such Member, together with the undistributed share of the profits of the Company from time to time credited to such Member's Capital Account and any money or other property wrongfully paid or conveyed to such Member on account of its Capital Contributions, including but not limited to money or property to which creditors were legally entitled, paid or conveyed to a Member, and, under certain circumstances, interest on returned capital.

     3.2. No Control of Business or Right to Act for Company. No Member shall have any right or authority to act for or bind the Company or to vote on matters other than the matters set forth in this Agreement, except as specifically required by applicable law.

Company Agreement Canyon Ferry Capital LLC
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     3.3.  Priority and Return of Capital.  Except as provided herein, no Member shall have priority over any other Member, as to the return of Capital Contributions, Net Profits, Net Losses or distributions.

     3.4. Meetings of the Members; Voting Rights.

          (a) Meetings of the Members may be called by the Managers and shall be called by the Managers upon the written request of Members with the authority to vote an aggregate of not less than 49% Percentage of Interest. Upon receipt of such a written request, stating the purpose of the proposed meeting, the Managers shall provide each Member, within ten (10) days of such request, with written notification of a meeting and the purpose of such meeting. Such meetings shall be held not less than fifteen (15) days or more than sixty (60) days after the receipt of such request and shall be held at the principal place of business or principal executive office of the Company or such other place as the Members shall unanimously decide.

          (b) At all meetings of the Members, any decision, determination, consent, approval or action by or of the Members shall be effected by the favorable vote of all of the Members of the Company, unless the vote of a greater or lesser number is otherwise required by the Texas Act, the Certificate of Formation or this Agreement.

          (c) At all meetings of the Members, a Member may vote by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Company at least one (1) day before the meeting. Unless otherwise provided in the proxy, no proxy shall be effective after eleven (11) months after the date of its execution.

          (d) Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote, and delivered to a Manager for inclusion in the minutes or for filing with the Company records. Action taken under this section is effective when all Members entitled to vote have signed a consent, unless the consent specifies a different effective date.

          (e) When any notice is required to be given to any Member, a waiver of the notice in writing signed by the person entitled to the notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of the notice.

     3.5. Powers Reserved to the Members. At all times while the Servicing Contract is in full force and effect (but not from and after the expiration or other termination of the Servicing Contract), each of the following actions on behalf of the Company shall require the unanimous approval of the Members:

          (a) the acquisition of any real property in excess of $100,000 per parcel of real estate;

Company Agreement Canyon Ferry Capital LLC

          (b) the acquisition of any asset or portfolio of assets in excess of $100,000 per asset;

          (c)  the  execution,  on  behalf  of the  Company,  of  the  Servicing
               Contract, or any amendment thereto, to service the REOs referenced therein and any additional portfolio of assets owned by the Company;

          (d) the sale, exchange or other disposition of substantially all of the assets of the Company;

          (e) the filing by the Company of any voluntary petition in bankruptcy or delivery of any assignment for the benefit of creditors;

          (f) the lending of Company funds to any Person (except as otherwise set forth herein), or obligating the Company as surety, guarantor or accommodation party, except that the Company shall be able to guarantee credit accounts with suppliers in the ordinary course of business;

          (g) the incurrence of any debt on behalf of the Company, other than trade debt incurred in the ordinary course of the Company's business;

          (h) the investment or participation by the Company in any other entity;

          (i)  the merger or consolidation of the Company;

          (j)  the   admission  of  new  Members  of  the  Company,   except  as
               specifically provided in Section 8.1;

          (k) the establishment of Reserves to help meet anticipated Company expenses and the investment of such Reserves pending utilization; or

          (l)  The opening of any bank or investment account;



ARTICLE IV. COMPANY BOOKS AND RECORDS; AMENDMENT OF AGREEMENT; POWER OF ATTORNEY

     4.1. Amendment of Agreement.

          (a) Amendment. Any amendment to this Agreement must be approved in writing by all of the Members and by the Managers.

          (b) Recording of Amendment. In making any amendments, there shall be prepared and filed for recordation by the Managers such documents and

Company Agreement Canyon Ferry Capital LLC certificates, if any, as shall be required to be prepared and filed under the Texas Act and under the laws of the other jurisdictions in which the Company is then formed or qualified.

     4.2. Books and Records, Accounting, Reports, Tax Elections.

          (a) Availability. At all times during the existence of the Company, the Managers shall keep or cause to be kept full and true books and records of account. Such books and records of account shall be maintained at the principal place of business of the Company or such other place or places as may be determined by the Managers from time to time. In addition, the Company shall maintain at its principal office (i) a current list of the full name and last known business address of each Member set forth in alphabetical order, (ii) a copy of this Agreement and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendment has been executed, (iii) copies of the Company's federal, state and local tax returns and reports, if any, for the three (3) most recent years, and (iv) accounting records of the Company. The Company shall keep all original titles to real property owned by the Company at a title company to be designated by the Managers as soon as commercially practical. Any Member or his, her or its duly authorized representative shall have the right to inspect and copy the books and records of the Company upon reasonable notice during business hours.

          (b) Financial Reports. The Managers shall cause to be prepared and delivered to each Member, at the expense of the Company, such financial reports as shall be decided by the Managers.

          (c) Income Tax Information. The Managers shall cause income tax returns for the Company to be prepared by the Company's accountant and filed with the appropriate authorities and shall furnish to each Member within ninety (90) days after the close of the taxable year of the Company, all tax information with respect to the Company as may be required by each Member for the preparation of his, her or its individual federal and state tax returns, at the expense of the Company.

          (d) Accounting Principles. The Company's books shall be maintained in accordance with generally accepted accounting principles determined by the Company's accountants, which accounting principles shall be consistently applied.

          (e) Bank Accounts. The Managers are authorized to open one or more bank or investment accounts for and in the name of the Company and withdraw funds or sign checks withdrawing funds from each such bank or investment account for the sole purpose of paying all ordinary and necessary charges and expenses incident to or arising out of the operations of the Company in the ordinary course of business (including expenses arising out of the Servicing Contract provided that the Servicing Contract has been approved by the Members as required herein) or to make distributions of Distributable Cash to the Members, and that such banks and investment companies be, and hereby are, authorized and directed to honor, pay and charge to the account of the Company all checks and orders for the payment of money so drawn when so signed; provided, however, that the signature of at least one Manager designated by the Investor Group and one Manager designated by MAC shall be required to withdraw funds (whether by check,

Company Agreement Canyon Ferry Capital LLC wire transfer or otherwise) from any such account in any amount greater than $2,000. The Managers are authorized to certify to any bank or other investment company a copy of this Section 4.2(e) and the names and signatures of the Company's Managers authorized and/or required to sign checks as provided in this Section 4.2(e), and such bank or other investment company is hereby authorized to rely upon such certificate until formally advised of any changes therein.


ARTICLE V. CONTRIBUTIONS TO THE COMPANY; CAPITAL ACCOUNTS; SECURITIES MATTERS

     5.1. Initial Capital Contributions. Each Member shall contribute the cash amount set forth opposite such Member's name on Exhibit A, attached hereto and incorporated herein, as his, her or its Initial Capital Contribution. Exhibit A shall be revised from time to time as necessary to record all Capital Contributions and all changes in the Company and ownership of the Company effected in accordance with this Agreement, and Exhibit A as so revised shall be furnished to each Member.

     5.2. Additional Contributions; Additional Units; Preemptive Rights.

          (a) Unless approved by all of the Members, no additional Capital Contributions shall be required from any Members. Upon such approval, the Managers shall give written notice to each Member of the amount of any required additional Capital Contributions, and each Member shall deliver to the Company his, her or its pro rata share thereof based upon such Member's Percentage of Interest no later than ten (10) days following the date such notice is given.

          (b) Unless approved by all of the Members, the Company shall not offer additional Units or any other interest in the Company for sale to third parties. If authorized by the Members, the purchase price for which additional Units shall be offered shall be determined by the Managers. Purchasers of additional Units pursuant to this paragraph who are not already Members shall be admitted to the Company as Members in accordance with Section 8.1 hereof. The Managers are authorized to adjust the Percentages of Interest of the Members as appropriate to reflect the issuance of additional Units. Exhibit A shall be revised from time to time as necessary to record all changes in the ownership of the Company effected in accordance with this section, and Exhibit A as so revised shall be furnished to each Member.

          5.3. Failure to Contribute Additional Contributions. In the event that a Member does not contribute his, her or its portion of the additional Capital Contribution provided for in Section 5.2(a) when due, then such Member's Membership Interest shall be reduced pro-rata by the proportion of the unpaid additional Capital Contribution of such Member to the aggregate of all Capital Contributions actually made by such Member pursuant to Sections 5.1 and 5.2.

Company Agreement Canyon Ferry Capital LLC

     5.4. Capital Accounts.

          (a) A Capital Account will be maintained for each Member in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations. Each Member's Capital Account will be increased by: (i) the amount of money or the fair market value of property contributed by such Member to the Company; (ii) allocations to each Member of Net Profits; and (iii) allocations to each Member of income described in Code Section 705(a)(1)(B). Each Member's Capital Account will be decreased by: (a) the amount of money distributed to each Member by the Company; (b) the Fair Market Value of property distributed to each Member by the Company, net of liabilities secured by such distributed property that such Member is considered to assume or take subject to, pursuant to Code Section 752; (c) allocations to the Member for expenditures described in Code Section 705(a)(2)(B); (d) allocations to each Member of Net Losses; and (e) allocations to the account of such Member of other Company losses and deductions as set forth in the Treasury Regulations.

          (b) In the event of a permitted sale or exchange of a Membership Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Treasury Regulations
     Section 1.704-1(b)(2)(iv).

          (c) A Member shall not receive out of the Company's property any part of its Capital Contribution until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them.

     5.5. Securities Matters. The undersigned Members understand: (i) that the Membership Interests evidenced by this Agreement have not been, and will not be, registered under the Securities Acts because the Company is issuing these Membership Interests in reliance upon the exemptions from the registration requirements of the Securities Acts; (ii) that the Company has relied upon the fact that the Membership Interests are to be held by each Member for investment; and (iii) that exemption from registrations under the Securities Acts would not be available if the Membership Interests were acquired by a Member with a view to distribution.

                     ARTICLE VI. ALLOCATIONS, DISTRIBUTIONS

     6.1. Allocations of Profits and Losses.

          (a) Except as provided in Section 6.2, Net Profits of the Company for each Fiscal Year shall be allocated to each Member in proportion to their Percentage of Interests.

          (b) Except as provided in Section 6.2, Net Losses of the Company for each Fiscal Year shall be allocated to the Members in proportion to their Percentage of Interests.

     6.2. Special Allocations.

     Notwithstanding any other provisions of this Agreement to the contrary:

Company Agreement Canyon Ferry Capital LLC

          (a) No allocation of loss, deduction, and/or expenditures described in Code Section 705(a)(2)(B) shall be charged to the Capital Account of any Member if such allocation would cause such Member to have a Deficit Capital Account. The amount of the loss, deduction and/or expenditure which would have caused a Member to have a Deficit Capital Account shall instead be charged to the Capital Account of each Member who would not have a Deficit Capital Account as a result of the allocation, in proportion to its respective Capital Contributions.

          (b) In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4),(5), or (6), which create or increase a Deficit Capital Account of such Member, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially credited to the Capital Account of such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account so created as quickly as possible. This provision is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section l.704-1(b)(2)(ii)(d)(3) and shall be applied and interpreted consistent therewith.

          (c) In the event any Member would have a Deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of any amount that such Member is obligated to restore to the Company under Treasury Regulations Section 1.704-l(b)(2)(ii)(c) and such Member's share of minimum gain as defined in Treasury Regulation Section 1.704-2(g)(1), the Capital Account of such Member shall be specially credited with items of Company income (including gross income) and gain in the amount of such excess as quickly as possible.

          (d) Notwithstanding any other provision of this Section 6.2 to the contrary, if there is a net decrease in the Company's minimum gain as defined in Treasury Regulation Section 1.704-2(d) during a taxable year of the Company, then each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Member's share of the net decrease in Company minimum gain. This Section 6.2(d) is intended to comply with the minimum gain chargeback requirement of Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith. If in any taxable year that the Company has a net decrease in the Company's minimum gain, the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members and it is not expected that the Company will have sufficient other income to correct that distortion, the Managers may in their discretion (and shall, if requested to do so by a Member) seek to have the Internal Revenue Service waive the minimum gain chargeback requirements in accordance with Treasury Regulation Section 1.704-2(f)(4).

          (e) Items of Company loss, deduction and expenditures described in Code Section 705(a)(2)(B) which are attributable to any nonrecourse debt of the Company and are characterized as member nonrecourse deductions under Treasury Regulation Section 1.704-2(i) shall be allocated to the Members' Capital Accounts in accordance with Treasury Regulation Section 1.704-2(i).

Company Agreement Canyon Ferry Capital LLC

          (f) Beginning in the first taxable year in which there are allocations of "nonrecourse deductions," as described in Treasury Regulation Section 1.704-2(b), such deductions shall be allocated to the Members in accordance with, and as a part of, the allocations of Company Net Profit or Net Loss for such period.

          (g) In connection with a Capital Contribution by a new or existing Member as consideration for one or more Units, or in connection with the liquidation of the Company or a distribution of money or other property (other than a de minimis amount) by the Company to a retiring Member as consideration for one or more Units, the Capital Accounts of the Members shall be adjusted to reflect a revaluation of Company property including intangible assets in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f). If under Treasury Regulation Section 1.704-1(b)(2)(iv)(f) Company property that has been revalued is properly reflected in the Capital Accounts and on the books of the Company at a book value that differs from the adjusted tax basis of such property, then depreciation, depletion, amortization and gain or loss with respect to such property shall be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of such property and its book value, in the same manner as variations between the adjusted tax basis and Fair Market Value of property contributed to the Company are taken into account in determining the Members' shares of tax items under Code Section 704(c).

          (h) All recapture of income tax deductions resulting from sale or disposition of Company property shall be allocated to the Members to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the sale or other disposition of such Company property.

          (i) Any credit or charge to the Capital Accounts of the Members under this section 6.2 shall be taken into account in computing subsequent allocations of profits and losses, so that the net amount of any items charged or credited to Capital Accounts shall be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of this Article if the special allocations required by this Section 6.2 had not occurred.

          (j) In accordance with Code Section 704(c)(1)(A) and Treasury Regulation Section 1.704-3, if a Member contributes property with a fair market value that differs from its adjusted basis at the time of contribution, income, gain, loss and deductions with respect to the property shall, solely for federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its fair market value at the time of contribution.

     6.3. Distributions.

          (a) Notwithstanding anything herein to the contrary, Distributable Cash of the Company may be distributed to the Members, at such times and in such amounts as the Managers may in their sole discretion determine, as follows:

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                                       10

               1) First, 100% to all Members in proportion to their respective amounts of Invested Capital, until they each have received their unpaid Priority Return;

               2) Second, 100% to all Members in proportion to their respective amounts of Invested Capital, until they have received cumulative distributions equal to their aggregate Invested Capital; and

               3) Third, to the Members in accordance with their respective Percentages of Interest.

                          ARTICLE VII. TRANSFERABILITY

     7.1. General. Except as provided herein or as otherwise consented to in writing by the Members, a Member shall not Transfer all or any part of a Membership Interest. Any purported or attempted Transfer of all or any part of a Membership Interest in violation of this Article VII shall be null and void and the purported transferee of such invalid Transfer shall not be entitled to have any interest in the Company transferred to such purported transferee on the books of the Company.

     7.2. Transfers Not Requiring Prior Consent. A Member may, without first obtaining the written consents required in Section 7.1 above, Transfer by sale or gift all or any undivided share of its Membership Interest to any one or more of the following: (i) a partnership, limited liability company or corporation in which fifty percent (50%) or more of the capital and profit interests (in the case of a partnership or a limited liability company) or in which fifty percent (50%) or more of the capital stock (in the case of a corporation) is owned by or for the benefit of the Member; (ii) the Member's partners (if the Member is a partnership), the Member's members (if the Member is a limited liability company) or the Member's shareholders (if the Member is a corporation); (iii) the Company; and (iv) a Member or Members; provided any such transferee shall agree in writing to be bound by the terms and conditions of this Agreement as they applied to the transferring Member on the date of execution of this Agreement in the same manner as if the transferring Member had retained ownership of its Membership Interest (upon meeting the foregoing requirements, such transferee shall be referred to as a "Permitted Transferee").

     7.3. Voluntary Transfer Procedure.

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                                       11

          (a) A Member who desires to Transfer all or any portion of a Membership Interest (the "Transferring Person") to a third party, except as permitted under Section 7.2, shall obtain from such third party a bona fide written offer to purchase such Membership Interest (the "Offered Interest"), stating the terms and conditions upon which the purchase is to be made and the consideration offered therefor (the "Offer"). The Transferring Person shall give written notification to the Managers and each of the Members, by certified mail or personal delivery, of his, her or its intention to Transfer the Offered Interest, furnishing to the Managers and each Member a copy of the Offer.

          (b) Upon receipt of the written notice required under paragraph (a) above, the Company and the Members shall comply with the following procedure:

               (i) The Company shall have thirty (30) days from the date of delivery of the notice required by paragraph (a) above to notify the Transferring Person in writing of the Company's election to redeem all or a part of the Offered Interest at the purchase price set forth in
          Section 7.4 of this Agreement, which decision of the Company shall be made by an affirmative vote of all of the Members.

               (ii) If the Company does not elect to redeem all of the Offered Interest, the other Members shall have the right, within thirty (30) days of the date of the notice of nonelection by the Company or election as to less than all of the Offered Interest, to elect to purchase the remaining Offered Interest, and the Transferring Person shall sell such interest to the other Members at the purchase price set forth in Section 7.4 of this Agreement. Any Member desiring to acquire any or all of the Offered Interest shall deliver to the Managers and each of the Members a written election to purchase the Offered Interest.

               (iii) If two or more Members of the Company elect to exercise the option to purchase the Offered Interest then, in the absence of an agreement between them, each Member shall have priority to purchase such proportion of the available interest that such Member's Percentage of Interest bears to the total Percentage of Interests held by all other Members electing to purchase. The portion of the Offered Interest not purchased on such a priority basis shall be allocated in one or more successive allocations to those Members electing to purchase more than the proportion of the Percentage of Interest to which they have a priority right, up to the proportion of the Offered Interest specified in their respective notices, in the proportion that the Percentage of Interests held by each of them bears to the total Percentage of Interest held by all of them.

               (iv) If the Company and the Members do not exercise their rights to redeem or purchase, as the case may be, all of the Offered Interest pursuant to the terms set forth in Section 7.3(b)(i) and Section 7.3(b)(ii) above, then the Transferring Person shall be free to Transfer the remaining part of the Offered Interest to the bona fide purchaser set forth in the Offer under the terms of the Offer, subject to the restrictions on such Transfer imposed by this Agreement or any other agreement or by law.

               (v) If the Company exercises its right to redeem all or a part of the Offered Interest in accordance with Section 7.3(b)(i) above, the Transferring Person shall be obligated to sell such Offered Interest to the Company. If any or all of the Members exercise their rights to purchase all or a part of the Offered Interest in accordance with
          Section 7.3(b)(ii) above, the Transferring Person shall be obligated to sell such Offered Interest to such exercising Members. The closing of the Transfer of the Offered Interest from the Transferring Person to the Company or any Members pursuant to this Section shall be held at the principal offices of the Company not later than ninety (90) days after receipt of notice required by paragraph (a) above.

          (c) In the event of the Transfer of all or any part of any Offered Interest by a Transferring Person to any third party, and as a condition to

Company Agreement Canyon Ferry Capital LLC recognizing the effectiveness and binding nature of any such Transfer, the Company may require the Transferring Person or Transferring Person and the third party, as the case may be, to execute, acknowledge and deliver to the Members or Managers such instruments of transfer, assignment and assumption and such other certificates, representations and documents, and to perform all such other acts which the Managers deem necessary or desirable.

     7.4. Purchase Price. The purchase price to be paid to a Transferring Person for all or any part of such Transferring Person's Membership Interest redeemed by the Company or purchased by a Member under Section 7.3(b) shall be the lower of (i) the purchase price set forth in the Offer for such Membership Interest, or (ii) the product of (A) the Percentage of Interest represented by the Offered Interest multiplied by (B) the Fair Market Value of the Company as of the date of such redemption or purchase.

     7.5.  Remedies.  The Members  agree that a violation by any of them of this
Article VII will cause such damage to the Company and to the other Members as will be irreparable and the exact amount of which will be impossible to ascertain. For this reason, the Members agree that the Company shall be entitled as a matter of right to a decree of specific performance of the terms of this
Article VII or for temporary or permanent injunctive relief from any court of competent jurisdiction restraining any attempted or purported Transfer of interest in the Company in violation of this Article VII. In addition, any Member attempting or purporting to Transfer an interest in the Company in violation of this Article VII and the purported transferee participating in the attempted or purported Transfer, shall be jointly and severally liable to reimburse and pay the Company for any and all costs, fees and expenses including without limitation any attorneys', accountants', and other professional fees and expenses actually expended or incurred by the Company in connection with any such violation, whether or not litigation ensues. The remedies set forth in this
Section 7.5 shall be cumulative and in addition to whatever other rights and remedies the Company and the Members may have to protect their respective rights in the event of a violation of the provisions of this Article VII, including without limitation the right to recover damages including actual, compensatory, consequential, incidental and punitive damages.

     7.6. Effect of Transfer of Interest. Upon the Transfer of any interest in the Company in accordance with the provisions of this Article VII, the transferee of such interest shall own and hold such interest in the Company as a transferee, subject to all the terms, conditions, and limitations of this Agreement, including without limitation restriction on any further Transfer of such interest as provided in this Article VII. Consent to such Transfer shall not constitute consent to the admission of the transferee as a Member of the Company. A transferee may become a Member only in accordance with the provisions of Section 8.1. Unless a transferee is admitted to the Company as a Member in accordance with the provisions of Section 8.1, such transferee shall not be entitled to any of the rights or benefits of a Member hereunder except the right to the share of profits and losses and distributions of assets based on the transferee's Percentage of Interest. Without limiting the generality of the preceding sentence, such transferee shall have no right (i) to vote upon, approve, or consent to, any matter requiring the vote, approval or consent of the Members, or (ii) to receive any information from the Company of the kind to which Members are entitled, or any other information.

Company Agreement Canyon Ferry Capital LLC

                ARTICLE VIII. ADMISSION AND WITHDRAWAL OF MEMBERS

     8.1. Admission of Members. No additional Member may be admitted to the Company, except upon the prior written consent of all of the Members and upon such additional Member signing, in person or by attorney-in-fact, or otherwise becoming a party to this Agreement; provided, however, each Permitted Assignee (as defined in Section 7.2) shall automatically be deemed to be a Member of the Company regardless of whether or not the Members consented to said transfer. No Member shall have the power to grant a transferee, and no transferee shall have, the right to become a Member of the Company except as specifically provided in the preceding sentence. If a Member who is an individual dies or a court of competent jurisdiction adjudges him or her to be incompetent to manage person or property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling his estate or administering his property and shall have any power the Member had to give his or her assignee a Percentage of Interest in Net Profits and Net Losses. Said assignee may not be admitted as a Member of the Company except upon the prior written consent of the Members.

     8.2. Withdrawal of Members. No Member shall have any right to withdraw or resign as a Member of the Company prior to the dissolution and winding up of the Company, except upon a Transfer of all of his, her or its interest in the Company in accordance with the terms and conditions of Article VII. A Member who resigns or whose Membership Interest is otherwise terminated for any reason, shall not be entitled to receive any distributions to which such Member would have been entitled had such Member remained a Member. Damages for breach of this section 8.2 shall be monetary damages only and not specific performance, and such damages may be offset against distributions by the Company to which such Member would otherwise be entitled.


                     ARTICLE IX. WINDING UP AND TERMINATION

     9.1. Events Requiring Winding Up. The Company shall be wound up upon the occurrence of any of the following events:

          (a) Unanimous written consent of the Members; or

          (b) The consent of a majority in number of the remaining Members to wind up the Company within ninety (90) days after the Company is wound up in accordance with the Texas Act.

     9.2. Winding Up, Liquidation and Distribution of Assets. If an event requiring the winding up of the Company occurs, the Managers shall wind up the business of the Company and shall apply or distribute the assets of the Company, or shall sell the assets of the Company and apply or distribute proceeds thereof, as promptly as practicable and in the following order of priority:

Company Agreement Canyon Ferry Capital LLC

          (a) First, if there are sufficient assets therefor, to creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Members; and if there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor; and if there is any contingent, conditional, or unmatured debt, claim, obligation, or liability known to the Company, a reserve shall be established for it in accordance with law, in an amount determined by the Managers to be appropriate for such purpose; and

          (b) Second, any remaining assets, to the Members in accordance with the priorities set forth in Section 6.3(a). The Company may offset damages for breach of this Agreement by a Member against the amount otherwise distributable to such Member hereunder.

          At the time final distributions, exclusive of any reserves for contingent, conditional or unmatured items, are made in accordance with clause (c) above, the Company shall terminate, but, if at any time thereafter, any reserve is released because the Managers determine the need for such reserve is ended, then such reserve shall be distributed in accordance with clause (c) above.

     9.3. Return of Contribution Nonrecourse to Members. Except as provided by law or as expressly provided in this Agreement, upon winding up, each Member shall look solely to the assets of the Company for the return of his, her or its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of one or more Members, such Member or Members shall have no recourse against any other Member or any Manager.


                            ARTICLE X. MISCELLANEOUS

     10.1. Notice. Any notice required or permitted to be given pursuant to the provisions of the Texas Act or this Agreement shall be effective as of the date personally delivered, delivered via facsimile with electronic confirmation, or delivered via overnight express mail, or if sent by certified mail, return receipt requested, three (3) days after being deposited with the United States Postal Service, prepaid and addressed to the intended recipient at the last known address as shown in the Company's records.

     10.2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the Texas Act or this Agreement, a waiver thereof, in writing, signed by the person entitled to such notice shall be deemed equivalent to the giving of such notice.

     10.3. Authority to Bind the Company. Unless authorized to do so by this Agreement or by the Managers, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniary for any purpose. No Member

Company Agreement Canyon Ferry Capital LLC shall have any power or authority to bind the Company unless the Member has been authorized by the Managers to act as an agent of the Company.

     10.4. Waiver of Action For Partition. Each Member irrevocably waives any right to maintain an action for partition with respect to the property of the Company during the term of the Company.

     10.5. Indemnification By Company. The Company may indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Manager, Member, employee or agent of the Company, or is or was serving at the request of the Company, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the Managers determine that he, she or it acted in good faith and in a manner reasonably believed to be in the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that the Person did or did not act in good faith and in a manner which was reasonably believed to be in the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe the conduct was unlawful.

     10.6. Construction. Whenever the context requires, as used in this Agreement, the singular shall include the plural and the masculine gender shall include the feminine and neuter genders, and vice versa.

     10.7. Articles and Other Headings. The Articles and headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation thereof.

     10.8. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the remainder of this Agreement shall not be affected.

     10.9. Application of Texas Law. This Agreement will be governed by the laws of the State of Texas, without giving effect to its conflicts of laws provisions.

     10.10. Disregarded Entity Tax Treatment Intended If One Member. At any time when the Company has only one (1) Member, the parties intend that the provisions of this Agreement will qualify the Company to be taxed as a disregarded entity under the Code and not as a corporation, and the Managers and each Member shall take such action from time to time as may be necessary or desirable to carry out such intention. The Managers may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

     10.11. Partnership Tax Treatment Intended If More Than One Member; Tax Administrative Matters. At any time when there is more than one Member of the

Company Agreement Canyon Ferry Capital LLC

Company, the parties intend that the provisions of this Agreement will qualify the Company to be taxed as a partnership under the Code and not as a corporation, and the Managers and Members shall take such action from time to time as may be necessary or desirable to carry out such intention. The Managers may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company. The Members hereby designate MAC as the tax matters partner of the Company pursuant to Section 6231(a)(7) of the Code. The person designated tax matters partner shall not take any action contemplated by Section 6222 through 6232 of the Code without the approval of the Members.

     10.12. No Partnership Intended For Non-Tax Purposes. The undersigned Members have formed the Company under the Texas Act, and as long as there is more than one Member of the Company such parties expressly do not intend hereby to form a partnership under either the Revised Uniform Partnership Act of the State of Texas nor the Revised Uniform Limited Partnership Act of the State of Texas. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another Person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

     10.13 Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution and delivery of this Agreement; provided, however, that the Company shall pay a flat $5,000 to the Investor Group to reimburse the Investor Group for the fees and expenses (including attorneys' fees and expenses) incurred by the Investor Group in connection with its due diligence review of the Company and the preparation, negotiation, execution and delivery of this Agreement, which amount shall be due and payable in cash promptly after the members of the Investor Group have funded their Initial Capital Contributions.

            [The remainder of this page is intentionally left blank.]













Company Agreement Canyon Ferry Capital LLC

                                  CERTIFICATION

     THE UNDERSIGNED hereby evidence their adoption and ratification of the foregoing Company Agreement of Canyon Ferry Capital LLC as of the date indicated below.


                                            Mortgage Assistance Corp., as Member

Date:  December __, 2006                    By:________________________________
                                            Name:
                                            Its:


















Company Agreement Canyon Ferry Capital LLC

                                       GSSF MASTER FUND, LP, as Member

                                       By   Gryphon Special Situations Fund, LP,
                                            its general partner

                                       By   GSSF Management Partners, LP,
                                            its general partner

                                       By   GSSF, LLC, its general partner


                                       By:
                                          --------------------------------------
                                       Name:        Warren W. Garden
                                       Title:       Authorized Agent


                                       HOAK PRIVATE EQUITIES 1, LP, as Member

                                       By   Hoak Fund Management, L.P.,
                                            its general partner

                                       By   James M. Hoak & Co.,
                                            its general partner


                                       By:
                                          --------------------------------------
                                       Name:        J. Hale Hoak
                                       Title:       President


                                       C. A. VOSE 1971 TRUST FBO
                                       LISA VOSE COMBS, as Member


                                       By:
                                          --------------------------------------
                                                    Robert R. Swendson, Trustee


                                       1991 INVESTMENT COMPANY, as Member

                                       By: L. C. Vose 1965 Trust fbo
                                           C. A. Vose, Jr., its Managing Partner


                                       By:
                                          --------------------------------------
                                                    Robert R. Swendson, Trustee


Company Agreement Canyon Ferry Capital LLC

                                       SOUTHWEST FEDERATED NORTH TEXAS, L.P.,
                                       as Member

                                       By: Southwest Federated, Inc.,
                                           its general partner


                                       By:
                                          --------------------------------------
                                                  Charles A. Vose III, President




















Company Agreement Canyon Ferry Capital LLC

                                    EXHIBIT A

                          MEMBER CAPITAL CONTRIBUTIONS

                             AS OF DECEMBER __, 2006


===================================== =================== ========== ===========
                MEMBER                  INITIAL CAPITAL    UNITS      PERCENTAGE
                                         CONTRIBUTION                OF INTEREST
------------------------------------- ------------------- ---------- -----------
Mortgage Assistance Corp., a Texas
Corporation                                None             50             50%
2614 Main Street
Dallas, TX 75226
Attn:  Dan Barnett
Fax No.:  (214) 670-0001
------------------------------------- ------------------- ---------- -----------
GSSF Master Fund, LP                       $931,253.52      19.230      19.230%
100 Crescent Court, Suite 475
Dallas, TX  75201
Attn:  J. Richard Rees
Fax No.:  (214) 871-6711
------------------------------------- ------------------- ---------- -----------
Hoak Private Equities 1, LP                $745,051.24      15.385      15.385%
500 Crescent Court, Ste 230
Dallas, TX  75201
Attn:  J. Hale Hoak
Fax No.:  (214) 960-4899
------------------------------------- ------------------- ---------- -----------
C. A. Vose 1971 Trust fbo Lisa Vose        $186,299.13       3.847       3.847%
Combs
9520 N. May, Suite 310
Oklahoma City, OK 73120
Attn:  Gene Furnish
Fax No.:  (405) 751-2278
------------------------------------- ------------------- ---------- -----------
1991 Investment Company                    $279,376.06       5.769       5.769%
9520 N. May, Ave Suite 310
Oklahoma City, OK  73120
Attn:  Gene Furnish
Fax No.:  (405) 751-2278
------------------------------------- ------------------- ---------- -----------
Southwest Federated North Texas, L.P.      $279,376.06       5.769       5.769%
8117 Preston Road, Suite 160
Dallas, TX  75225
Attn:  Chad Vose
Fax No.:  (214) 692-9520
------------------------------------- ------------------- ---------- -----------
                 Total                     $2,421,356.00     100       100%
===================================== =================== ========== ===========



Company Agreement Canyon Ferry Capital LLC

                                    EXHIBIT B

                               SERVICING CONTRACT


                        Mortgage Assistance Corporation
      2614 Main Street * Dallas Tx 75226 * 214-670-0005 * fax 214-670-0001
                  www.mac-tx.com       Trading Symbol: MTGC.OB



                               Servicing Contract

Owner:                     Canyon Ferry Capital LLC
Owner's Address:           2614 Main Street, Dallas, TX 75226
Servicer:                  Mortgage Assistance Corporation
Servicer Address:          2614 Main Street, Dallas, TX  75226
Notes and/or REOs:         Attachment A
------------------

This servicing agreement was made and entered into this 14th day of December, 2006, by and between SERVICER and OWNER.

OWNER shall initial below where appropriate.

     Section 1. Servicing of Notes

Note Servicing: OWNER hereby authorizes and instructs SERVICER, and SERVICER agrees to service the "NOTES" and in that connection, to do the following:

A. To receive any and all payments due OWNER on the NOTES, which includes but is not limited to all monthly payments, all late payments and all payoffs in full or in part. SERVICER is authorized to direct any payment to be made payable to SERVICER's Trust Account;

B. To endorse to SERVICER's Trust Account any checks or money orders payable to OWNER and to immediately deposit same in SERVICER's Trust Account which is to be maintained in accordance with such laws and rules applicable thereto and as to which SERVICER will not commingle its assets;

C. To transmit OWNER's portion of such payments of principal and interest as required by laws, rules and regulations which are applicable. There is a seven day hold on all checks to allow for clearing with the bank. Good funds are delivered to OWNER without a hold at the address shown herein. SERVICER will not use such payment for any other transaction other than the transaction for which the funds are received;

D. To provide periodic reporting on the OWNER's NOTES that SERVICER is servicing per this contract;

E.   If the source of payment is not the maker of the NOTES, to so inform OWNER;

F. To cause SERVICER's Trust Account utilized for this transaction to be inspected as required by such laws, rules and regulations as are applicable thereto;

G. To take any other action which SERVICER deems necessary or convenient to the collection and servicing of the NOTES including but not limited to instituting foreclosure proceedings in the event of default or making such payments for OWNER's account or taking such other action as SERVICER deems necessary or desirable to protect the security of the Security Agreement or the priority thereof;

H. To execute and deliver on OWNER's behalf and in OWNER's name any documents necessary or convenient for the exercise of any rights or duties which OWNER may have under the NOTES, including but not limited to Request for Reconveyance, Payoff Demands, Beneficiary Statements, Declarations and Notices of Default, bidding authorizations and other instructions to the Trustee of the NOTES;

I. To receive Notices of Default of prior encumbrances and to promptly notifiy OWNER of any default upon the Notes and any prior encumbrances;

J. To grant such extensions or loan modifications as SERVICER deems reasonably appropriate;

K. THE FOLLOWING PROVISIONS (1) & (2) APPLY ONLY TO LOANS IN WHICH OWNER HOLDS AN UNDIVIDED FRACTIONAL INTEREST IN THE NOTES:

          1. A default upon any interest in the NOTES shall constitute a default upon all interests. A simple majority in interest of lenders may determine and direct the actions to be taken on behalf of all lenders in the event of default or with respect to other matters requiring the direction or approval of lenders, and such majority may designate the SERVICER to so act in their behalf.

          2. SERVICER shall furnish to OWNER a list of names and addresses of all lenders holding an interest in the NOTES upon five (5) days written notice.


Section 2 - Servicing of REOs
I. REO Servicing: OWNER hereby authorizes and instructs SERVICER, and SERVICER agrees to service the "REOs" and in that connection, to do the following:

A. Authorize SERVICER to act on behalf of OWNER as landlord to the REOs, where applicable;

B.   Authorize  SERVICER to manage,  operate,  control,  rent and lease  OWNER'S
     REOs.

C. Authorize SERVICER to contract for or undertake the making of all necessary repairs and the performance of all other necessary work for the benefit of the REOs including all required alterations to properly carry out this agreement. SERVICER agrees to secure prior written approval of the OWNER on expenditures in excess of $1,000 except emergency repairs in excess of the maximum if, in the opinion of SERVICER, such repairs are necessary to protect the property from damage, prevent damage to life or to the property of others;

D. To collect any and all payments due OWNER, which includes but is not limited to, all monthly RENT payments and all LATE payments. SERVICER is authorized to direct any payment to be made payable to SERVICER's Trust Account. There is a seven day hold on all checks to allow for clearing with the bank. Good funds are delivered to OWNER without a hold at the address shown herein. SERVICER will not use such payment for any other transaction other than the transaction for which the funds are received;

E. Any trust account SERVICER maintained under this agreement may be an interest-bearing or income producing account.

F. To hold security deposits from tenants in escrow or trust account until the end of tenancy.

G. To endorse to SERVICER's Trust Account any checks or money orders payable to OWNER and to immediately deposit same in SERVICER's Trust Account which is to be maintained in accordance with such laws and rules applicable thereto and as to which SERVICER will not commingle its assets;

H. To provide weekly sales reports and other periodic (but not less than monthly) reports, as requested from time to time by the OWNER, on the OWNER's REOs that SERVICER is servicing per this contract;

I. To cause SERVICER's Trust Account utilized for this transaction to be inspected as required by such laws, rules and regulations as are applicable thereto;

J. To take any other action which SERVICER deems necessary or convenient to the collection and servicing of the REOs including but not limited to instituting eviction proceedings in the event of default or selling of the REOs or making such payments for OWNER's account or taking such other action as SERVICER deems necessary or desirable to protect the OWNER's interest in the property. To advertise the property and display signs thereon; to rent and lease the property; to sign, renew and cancel rental agreements and leases for the property or any part thereof; to sue or recover for rent and for loss or damage to any part of the property and/or furnishings thereof; and, when expedient, to compromise, settle and release any such legal proceedings or lawsuits;

K. To execute and deliver on OWNER's behalf and in OWNER's name any documents necessary or convenient for the exercise of any rights or duties which OWNER may have as to the REOs, including but not limited to evictions, listing the property for sale, selling the property, or renting the property;

L. To pay all operating expenses and such other expenses as requested by the OWNER from the rents received. This may include the payment of taxes and insurance;

M. OWNER hereby agrees to indemnify and hold SERVICER harmless from any and all claims, charges, debts, demands and lawsuits, including attorney's fees related to SERVICER's management of OWNER's REOs, and from any liability for injury on or about the properties which may be suffered by an employee, tenant or guest upon the properties; provided, however, that OWNER shall have no such indemnification obligations in respect of any such claims, charges, debts, demands or lawsuits resulting primarily from SERVICER's gross negligence or willful misconduct.


Section 3 - General Provisions

FEES: SERVICER shall not be entitled to any fees or other compensation for providing services hereunder, and shall bear all costs and expenses incurred in connection with providing services hereunder. Notwithstanding the foregoing, the costs and expenses set forth on Attachment B and incurred to third parties will be paid by the OWNER directly or, if paid by SERVICER, the OWNER will reimburse the SERVICER without markup.

PERFORMANCE OF SERVICES: SERVICER shall, to the best of its ability, perform all services required to be performed by it hereunder diligently, carefully and in a good and workmanlike manner as would a reasonable and prudent person. Without limiting the generality of the foregoing, SERVICER shall devote enough of its time, attention and resources to providing services hereunder as is necessary to adequately perform its services hereunder. SERVICER shall, in connection with the performance of the services hereunder, obtain all permits, licenses, certificates or other administrative or regulatory authorizations as may be required by any governmental authority from time to time or as may be necessary or incident to SERVICER's performance of its obligations in all material respects under this agreement. In connection with the performance of the services, SERVICER shall comply with all applicable material laws, rules and regulations, and with all applicable material contracts and agreements that now pertain, or in the future may pertain, to the services. In addition, SERVICER shall, in the performance of its obligations under this agreement, abide by any applicable restrictions contained in any indenture, loan agreement, mortgage or other agreement to which OWNER or any of its subsidiaries or affiliates is a party and of which SERVICER has actual knowledge or receives notice.

TERM AND TERMINATION: Unless terminated earlier in accordance with the other provisions of this paragraph, the term of this agreement shall begin on the date of this agreement and shall end on the first anniversary of the date hereof, and shall thereafter automatically renew for successive three-month terms, unless notice is given by either party to the other at least 30 days before the end of the then current term that this agreement shall terminate as of the end of such term. Notwithstanding the foregoing, this agreement may be terminated prior to the expiration of the then current term (a) by the mutual written consent of both parties, or (b) by either party for nonperformance or material breach of this agreement by the other party after giving the nonperforming or breaching party no less than 30 days written notice (which notice shall specify the nonperformance and/or material breach) and an opportunity to cure such nonperformance or material breach within such 30 day period. Upon any termination of this agreement (including, without limitation, by expiration of the term), the parties shall have no further rights, duties or obligations hereunder, other than those accruing prior to the effective date of termination, which shall survive any termination of this agreement. SERVICER acknowledges and agrees that, in accordance with the Company Agreement of OWNER, the Manager(s) of OWNER who are designated by the Investor Group (as defined in such Company

Agreement) have the sole and exclusive right and duty under such Company Agreement to act on behalf of OWNER in connection with any matter relating to this agreement, including, without limitation, exercising any right (including the right to terminate this agreement in accordance with the foregoing provisions of this paragraph) or remedy accruing to OWNER hereunder.

OWNER represents that all of the persons designated above are over the age of 18 and are competent.

         Make OWNER Check Payable To:  Canyon Ferry Capital LLC

         Address:  2614 Main Street

         City, State, Zip Code:  Dallas, Texas  75226

         Tax ID Number:  14-1976551


ATTORNEY'S FEES: If OWNER or SERVICER is a prevailing party in any legal proceeding brought as a result of a dispute under this agreement or any transaction related to or contemplated by this agreement, such party will be entitled to recover from the non-prevailing party all costs of such proceeding and reasonable attorney's fees.

SPECIAL PROVISIONS: This Agreement may be amended from time to time by the parties pursuant to a written agreement or addendum signed by the SERVICER and the OWNER.

ENTIRE AGREEMENT: This document contains the entire agreement of the parties and may not be changed except by written agreement.

ASSIGNMENTS: Neither party may assign this agreement without the written consent of the other party.

BINDING EFFECT: OWNER's obligations to SERVICER under this agreement is binding upon OWNER and OWNER's heirs, executors, successors, and permitted assignees.

JOINT AND SEVERAL: Parties executing this agreement are jointly and severally liable for the performance of all its terms. Any act or notice to, refund to, or signature of, any one or more of the parties regarding any term of this agreement or its termination is binding on all parties executing this agreement.

GOVERNING LAW: Texas law governs the interpretation, validity, performance, and enforcement of this agreement.

SEVERABILITY: If a court finds any clause in this agreement invalid or unenforceable, the remainder of this agreement will not be affected and all other provisions of this agreement will remain valid and enforceable.

CONTEXT: When the context requires, singular nouns and pronouns include the plural.

NOTICES: Notices between the parties must be in writing and are effective when sent to the receiving party's address as stated in this agreement.


OWNER:  Canyon Ferry Capital LLC
Signed: _______________________________              Date:  December 14, 2006
Print Name: ___________________________
Title:  ______________________________


SERVICER: Mortgage Assistance Corporation
Signed: _______________________________              Date:  December 14, 2006
Print Name: ___________________________
Title:  ________________________________


                                                   Attachment A


------------------------------------------------------------------------------------------------------------------------------------
                                                                              Estimated       Minimum                       Prorated
                                                                   FC Sale   Redemption      Redemption     MAC's Updated   Purchase
     Address                         City           State   Zip      Date       Date          amount          Values         cost
------------------------------------------------------------------------------------------------------------------------------------

07794 Ferry Road                   EAST JORDAN       MI    49727   9/1/2006     3/1/2007  $    85,000  $    78,000.00    $ 35,726.75
------------------------------------------------------------------------------------------------------------------------------------

100 102 Cougar                     GWINN             MI    49841   9/7/2006     3/7/2007  $    54,400  $    68,000.00    $ 31,146.39
------------------------------------------------------------------------------------------------------------------------------------

1115 Gillette                      PORT HURON        MI    48060   8/17/2006    2/17/2007 $    52,000  $    60,000.00    $ 27,482.11
------------------------------------------------------------------------------------------------------------------------------------

11428 Grover Street                ROMULUS           MI    48174   8/10/2006    2/12/2007 $   154,770  $    150,000.00   $ 68,705.28
------------------------------------------------------------------------------------------------------------------------------------

118 Dunton Ave                     HOLLAND           MI    49424   7/6/2006     1/6/2007  $    80,750  $     87,600.00   $ 40,123.88
------------------------------------------------------------------------------------------------------------------------------------

1224 Wellington                    BAY CITY          MI    48706   9/8/2006     3/8/2007  $    67,915  $     92,000.00   $ 42,139.24
------------------------------------------------------------------------------------------------------------------------------------

1225 Bohmen Avenue                 PUEBLO            CO    81006   9/13/2006   11/27/2006 $    33,750  $     40,000.00   $ 18,321.41
------------------------------------------------------------------------------------------------------------------------------------

12381 Cloverlawn St                DETROIT           MI    48204   8/9/2006     2/9/2007  $    44,000  $     60,000.00   $ 27,482.11
------------------------------------------------------------------------------------------------------------------------------------

137 Baldwin Avenue                 PONTIAC           MI    48342   9/12/2006    3/12/2007 $    44,000  $    45,000.00    $ 20,611.58
------------------------------------------------------------------------------------------------------------------------------------

13916 Tacoma                       DETROIT           MI    48205   6/28/2006   12/28/2006 $    33,750  $    46,000.00    $ 21,069.62
------------------------------------------------------------------------------------------------------------------------------------

141 Post Avenue                    BATTLE CREEK      MI    49014   8 /11/2006   2/11/2007 $    30,000  $    55,500.00    $ 25,420.95
------------------------------------------------------------------------------------------------------------------------------------

14183 Steel Street                 DETROIT           MI    48227   8/23/2006    2/23/2007 $    37,500  $    55,000.00    $ 25,191.94
------------------------------------------------------------------------------------------------------------------------------------

14460 Rosemary                     DETROIT           MI    48213   8/2/2006     2/2/2007 $    52,000   $    55,000.00    $ 25,191.94
------------------------------------------------------------------------------------------------------------------------------------

14592 Stout St                     DETROIT           MI    48223   7/12/2006    1/12/2007 $    44,000  $    50,000.00    $ 22,901.76
------------------------------------------------------------------------------------------------------------------------------------

16210 Indiana Street               DETROIT           MI    48221   9/6/2006     3/6/2007  $    60,000  $    65,000.00    $ 29,772.29
------------------------------------------------------------------------------------------------------------------------------------

1650 Wiard Boulevard               YPSILANTI         MI    48198   6/15/2006   12/15/2006 $    96,050  $   100,000.00    $ 45,803.52
------------------------------------------------------------------------------------------------------------------------------------

1704 S. Pennsylvania               LANSING           MI    48910   6/1/2006     12/1/2006 $    55,920  $    65,000.00    $ 29,772.29
------------------------------------------------------------------------------------------------------------------------------------

172 174 Banshee Street             GWINN             MI   49841   6/15/2006     12/15/2006 $   59,200  $    64,000.00    $ 29,314.25
------------------------------------------------------------------------------------------------------------------------------------

17366 Clarann                      MELVINDALE        MI    48122   8/30/2006    2/28/2007 $    48,000  $    55,000.00    $ 25,191.94
------------------------------------------------------------------------------------------------------------------------------------

18469 Greenview                    DETROIT           MI    48219   7/5/2006     1/5/2007  $    94,925  $     78,000.00   $ 35,726.75
------------------------------------------------------------------------------------------------------------------------------------

19315 Gaylord                      REDFORD           MI    48240   8/16/2006    2/16/2007 $   107,741  $   104,000.00    $ 47,635.66
------------------------------------------------------------------------------------------------------------------------------------

19389 Albion                       DETROIT           MI    48234   8/3/2006     2/5/2007  $    56,000  $     55,000.00   $ 25,191.94
------------------------------------------------------------------------------------------------------------------------------------

19821 Joann St                     DETROIT           MI    48205   6/21/2006   12/21/2006 $    68,000  $    62,000.00    $ 28,398.18
------------------------------------------------------------------------------------------------------------------------------------

19937-39 Derby                     HIGHLAND PARK     MI    48203   5/31/2006   11/30/2006 $    33,750  $    50,000.00    $ 22,901.76
------------------------------------------------------------------------------------------------------------------------------------

19947 Fairport                     DETROIT           MI    48205   6/7/2006     12/7/2006 $    66,300  $    61,000.00    $ 22,901.76
------------------------------------------------------------------------------------------------------------------------------------

20224 Washburn                     DETROIT           MI    48221   7/5/2006     1/5/2007  $    73,728  $    65,000.00    $ 29,772.29
------------------------------------------------------------------------------------------------------------------------------------

20245 Anglin Street                DETROIT           MI    48234   8/31/2006    2/28/2007 $    77,350  $    88,000.00    $ 40,307.10
------------------------------------------------------------------------------------------------------------------------------------

20386 Fairview Drive               DEARBORN HEIGHTS  MI    48127   8/9/2006     2/9/2007  $   160,650  $   137,000.00    $ 62,750.82
------------------------------------------------------------------------------------------------------------------------------------

20500 Pelkey St                    DETROIT           MI    48205   6/14/2006   12/14/2006 $    68,000  $    66,000.00    $ 30,230.32
------------------------------------------------------------------------------------------------------------------------------------

22154 Brittany Ave                 EASTPOINTE        MI    48021   8/25/2006    2/25/2007 $    60,000  $    65,000.00    $ 29,772.29
------------------------------------------------------------------------------------------------------------------------------------

2364 Zinow                         HAMTRAMCK         MI    48212   5/31/2006    12/1/2006 $    68,850  $    65,000.00    $ 29,772.29
------------------------------------------------------------------------------------------------------------------------------------

244 East Grout Street              GLADWIN           MI    48624   9/8/2006     3/8/2007  $    67,150  $     64,000.00    $ 29,314.2
------------------------------------------------------------------------------------------------------------------------------------

245 Mckinley Street                OWATONNA          MI    55060   8/9/2006     2/9/2007  $   97,750  $     95,000.00    $ 43,513.34
------------------------------------------------------------------------------------------------------------------------------------

26 West Glenwood                   ECORSE            MI    48229   7/5/2006     1/5/2007  $   29,320  $     52,000.00    $ 23,817.83
------------------------------------------------------------------------------------------------------------------------------------

2606 Woodend Ave                   KANSAS CITY       KS    66106   8/22/2006    1/9/2007  $   83,725  $     89,000.00    $ 40,765.13
------------------------------------------------------------------------------------------------------------------------------------

2619 Chestnut St                   PORT HURON        MI    48060   6/22/2006   12/22/2006 $   54,400  $   63,000.00    $ 28,856.22
------------------------------------------------------------------------------------------------------------------------------------

2620 North Lorraine                WICHITA           KS    67219   9/6/2006     1/25/2007 $   33,750  $    45,000.00    $ 20,611.58
------------------------------------------------------------------------------------------------------------------------------------

26208 Colgate St                   INKSTER           MI    48141   6/21/2006   12/21/2006 $   44,800  $    7,000.00    $ 35,268.71
------------------------------------------------------------------------------------------------------------------------------------

26923 Ross St.                     INKSTER           MI    48141   5/25/2006   11/25/2006 $   64,600  $   55,000.00    $ 25,191.94
------------------------------------------------------------------------------------------------------------------------------------

27 James Street                    PONTIAC           MI    48341   9/12/2006    3/12/2007 $   46,400  $    40,000.00     $ 18,321.41
------------------------------------------------------------------------------------------------------------------------------------

2725 Norbert                       FLINT             MI    48504   5/31/2006   11/30/2006 $   80,325  $    45,000.00     $ 20,611.58
------------------------------------------------------------------------------------------------------------------------------------

                                       7



28402 Longmeadow Lane              TRENTON           MI    48183   8/10/2006    2/10/2007 $   65,450  $    90,000.00     $ 41,223.17
------------------------------------------------------------------------------------------------------------------------------------

303 Fir Ave Northwest              MONTGOMERY        MN   56069   8/3/2006      2/3/2007 $   106,607  $     90,000.00    $ 41,223.17
------------------------------------------------------------------------------------------------------------------------------------

3135 Howden Street                 MUSKEGON          MI    49444   9/1/2006     3/1/2007 $    20,300  $     29,900.00    $ 13,695.25
------------------------------------------------------------------------------------------------------------------------------------

3340 Goldner                       DETROIT           MI    48210   8/2/2006     2/2/2007 $    48,600  $     50,000.00    $ 22,901.76
------------------------------------------------------------------------------------------------------------------------------------
3906 Prescott Street               HAMTRAMCK         MI    48212   9/6/2006     3/6/2007 $    70,550  $     60,000.00
------------------------------------------------------------------------------------------------------------------------------------

40 West St                         COOPERSVILLE      MI    49404   8/31/2006    3/1/2007 $    86,022  $     89,900.00    $ 41,177.36
------------------------------------------------------------------------------------------------------------------------------------

415 Saint Joseph Street            UNION CITY        MI    49094   7/6/2006     1/6/2007 $    48,000  $     75,000.00    $ 34,352.64
------------------------------------------------------------------------------------------------------------------------------------

416 Frederick Street               KALAMAZOO         MI    49048   6/22/2006   12/22/2006 $    68,000  $   102,000.00    $ 46,719.59
------------------------------------------------------------------------------------------------------------------------------------

424 Garland Street                 KALAMAZOO         MI    49001   7/6/2006     1/6/2007  $    73,950  $    84,500.00    $ 38,703.97
------------------------------------------------------------------------------------------------------------------------------------

4621 Berkshire Street              DETROIT           MI    48224   7/12/2006    1/12/2007 $    57,600  $    75,000.00    $ 34,352.64
------------------------------------------------------------------------------------------------------------------------------------

46217 Cavalier Dr                  MACOMB            MI    48044   7/21/2006    1/22/2007 $  112,200   $   120,000.00    $ 54,964.22
------------------------------------------------------------------------------------------------------------------------------------

4656 Brnadon St.                   DETROIT           MI    48209   7/13/2006    1/13/2007 $    36,000  $    35,000.00    $ 16,031.23
------------------------------------------------------------------------------------------------------------------------------------

5417 South Saint Francis Street    WICHITA           KS    67216   9/13/2006    1/11/2007 $    85,000  $    90,000.00    $ 41,223.17
------------------------------------------------------------------------------------------------------------------------------------

5561 Cedar Lake Road               OSCODA            MI    48750   6/7/2006     12/7/2006 $    68,000  $    80,000.00    $ 36,642.82
------------------------------------------------------------------------------------------------------------------------------------

5770 Grandel Ave                   MUSKEGON          M    49442   8/18/2006     2/18/2007 $    96,304  $    82,000.00    $ 37,558.89
------------------------------------------------------------------------------------------------------------------------------------

5772 Chalet Ct.                    OSCODA            M    48750   8/9/2006      2/9/2007  $    55,200  $    64,000.00    $ 29,314.25
------------------------------------------------------------------------------------------------------------------------------------

6051 Auburn St                     DETROIT           MI    48228   9/13/2006    3/13/2007 $    37,500  $    64,000.00    $ 29,314.25
------------------------------------------------------------------------------------------------------------------------------------

617 Baltic Street                  SAINT CHARLES     MI    48655   8/17/2006    2/17/2007 $    52,000  $    80,000.00    $ 36,642.82
------------------------------------------------------------------------------------------------------------------------------------

623 Barrie                         FLINT             MI    48507   8/30/2006    2/28/2007 $    44,000  $    30,000.00    $ 13,741.06
------------------------------------------------------------------------------------------------------------------------------------

633 Ruble Ave                      ALBERT LEA        MN    56007   8/22/2006    2/22/2007 $    65,450  $    93,000.00    $ 42,597.27
------------------------------------------------------------------------------------------------------------------------------------

6790 Griffore                      SAGINAW           MI    48604   6/1/2006     12/1/2006 $    77,073  $    98,000.00    $ 44,887.45
------------------------------------------------------------------------------------------------------------------------------------

6891 Rutherford Street             DETROIT           MI    48228   8/2/2006     2/2/2007  $    76,500  $    74,000.00    $ 33,894.61
------------------------------------------------------------------------------------------------------------------------------------

7 Dickinson Place                  MOUNT CLEMENS     MI    48043   9/8/2006     3/8/2007  $    80,750  $   121,000.00    $ 55,422.26
------------------------------------------------------------------------------------------------------------------------------------

7101 Gartner St                    DETROIT           MI    48209   8/30/2006    2/28/2007 $    37,500  $    35,000.00    $ 16,031.23
------------------------------------------------------------------------------------------------------------------------------------

7291 Greenview Ave                 DETROIT           MI    48228   8/30/2006    2/28/2007 $    75,650  $    73,000.00    $ 33,436.57
------------------------------------------------------------------------------------------------------------------------------------

806 S Mechanic St                  JACKSON           MI    49203   8/30/2006    2/27/2007 $    56,000  $    43,500.00    $ 19,924.53
------------------------------------------------------------------------------------------------------------------------------------

8082 Prospect                      WARREN            MI    48089   6/9/2006     12/9/2006 $    68,000  $    65,000.00    $ 29,772.29
------------------------------------------------------------------------------------------------------------------------------------

8261 Prest Street                  DETROIT           MI    48228   8/16/2006    2/16/2007 $    72,250  $    80,000.00    $ 36,642.82
------------------------------------------------------------------------------------------------------------------------------------

8377 Dyer Trail                    ATLANTA           MI    49709   9/14/2006    3/14/2007 $   104,970  $    90,000.00    $ 41,223.17
------------------------------------------------------------------------------------------------------------------------------------

8664 Stout Street                  DETROIT           MI    48228   9/6/2006     3/6/2007  $    48,000  $    60,000.00    $ 27,482.11
------------------------------------------------------------------------------------------------------------------------------------

8690 Epworth                       DETROIT           MI   48204   7/6/2006      1/27/2007 $    37,500  $     5,000.00    $ 25,191.94
------------------------------------------------------------------------------------------------------------------------------------

9111 Mendota Street                DETROIT           MI    48204   8/23/2006    2/23/2007 $    68,000  $     0,000.00    $ 32,062.46
------------------------------------------------------------------------------------------------------------------------------------
                                   BURLINGTON        KS    66839   8/31/2006    1/30/2007 $    52,000  $     0,000.00    $ 27,482.11
923 Des Moines
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          $  4,821,445  $5,220,900.00  $2,391,356.00
                                                                                ----------------------------------------------------
                                       8

                                  Attachment B


o    Eviction fees and costs
o    Property   Preservation   (winterization,    lawn   maintenance,   property
     clean-outs, board-up, improvements required by city to prevent fines and liens, re-key property, etc.)
o    Emergency Maintenance - flooding, break-ins, gas leak, etc.
o    Closing Costs from title company
o    Taxes and Insurance
o    Third-Party Management Fee to process listings and closings of REOs
o    Sales Commission
o Seller Concessions on behalf of Buyer (portion of Buyer's closing costs or credit for repairs, termite treatment, and/or inspections, etc.)
o    Title Work Costs
o    Recording fees and costs
o    Transfer Taxes
o    Cash for Keys to Occupants of REOs
o    Utilities and any liens on the property
o    Banking Service Fees
o    LLC formation costs
o All other reasonable expenses approved by the Investor Group, which approval shall not be unreasonably withheld


                                       9